SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 1997


                           THE RECOVERY NETWORK, INC.
-------------------------------------------------------------------------------

               (Exact Name of Registrant as Specified in Charter)


          Colorado                    0-22913               39-1731029
----------------------------        -----------             ------------
(State or Other Jurisdiction        (Commission            (IRS Employer
      of Incorporation)              File No.)          Identification No.)




1411 5th Street, Suite 200, Santa Monica, California             90401
------------------------------------------------------     ---------------
(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's telephone number, including area code (310) 393-3979


                                 Not Applicable
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

           This Amendment No. 1 to the Report on Form 8-K is being filed to provide the financial statements and financial information required by Item 7.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           Effective December 10, 1997, Recovery Network, Inc. (the "Company") acquired 100 percent of the issued and outstanding common stock of FMS Productions, Inc. (FMS for total consideration of $225,490. Consideration included 44,000 shares of the Company?s common stock valued at $209,000 ($4.75 per share) and cash payment totaling $34,383, less $17,893 of cash received from FMS. Pro forma condensed consolidating statements of operations for the six month period ended December 31, 1997 and for the year ended June 30, 1997 are provided and reflect the FMS acquisition as if it was consummated on July 1, 1997 and 1996, respectively.

           The pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable. The FMS acquisition will be recorded based upon the estimated fair market value of the net assets acquired at the date of acquisition. The adjustments included in the unaudited pro forma condensed consolidated financial statements represent the Company's preliminary estimates based upon available information. Although the Company does not believe that such preliminary estimates will differ significantly from the actual adjustments, no assurance can be given.

           The unaudited pro forma consolidated financial statements are based on the historical financial statements of the company and FMS and the assumptions and adjustments described in the accompanying notes. The Company believes that the assumptions on which the unaudited pro forma financial statements are based are reasonable. The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not purport to represent what the Company's financial position or results of operations actually would have been if the foregoing transactions occurred as of the dates indicated or what such results will be for any future periods. The unaudited pro forma financial statements should be read in conjunction with the Financial Statements and the related notes thereto for each of the Company and FMS included elsewhere in this Current Report on Form 8-K/A and the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998.

           (a)       Financial Statements of Business Acquired.

           The financial statements of FMS Productions, Inc.("FMS")are provided herein on page F-1 through F-12.

           (b)       Pro Forma Financial Information.

           Pro Forma financial information relative to FMS is provided herein on pages F-13 through F-14.

           (c)       Exhibits.



  Exhibit
    No.                             Description
    ---                             -----------
* 2.1 Agreement and Plan of Merger dated as of December 10, 1997 among the Company, Recovery Direct, FMS and each of John Frederick, P. Randall Frederick, Jan Smithers, Joe C. Wood, Jr., Sharon R. Irish and Charles
        S. Sapp.

* 4.1 Form of Registration Rights Agreement dated December 10, 1997 between the Company and each of the Sellers.

----------------------
*    Previously filed.

June 30, 1997


To the Board of Directors
of FMS Productions, Inc.


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying balance sheet of FMS Productions, Inc. as of April 30, 1997 and 1996 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company?'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FMS Productions, Inc. as of April 30, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered losses from operations and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Bartlett, Pringle & Wolf, LLP

                              FMS PRODUCTIONS, INC.
                                  BALANCE SHEET
                             April 30, 1997 and 1996

--------------------------------------------------------------------------------



                                         ASSETS                                             1997                 1996
                                         ------                                             ----                 ----

Current Assets:
           Cash:     Unrestricted                                                  $       12,122         $    12,951
                     Restricted                                                             8,502               9,864
                                                                       --------------------------   -----------------
                               Total cash                                                  20,624              22,815
           Accounts receivable, less allowance for uncollectible
           accounts of $18,500 in 1997 and 1996                                            78,353             108,758
           Other receivables                                                                   --               1,620
           Inventories                                                                     48,168              42,334
           Production costs, net of amortization of $457,399 and                           55,410              56,497
           $450,953 for 1997 and 1996, respectively                                         2,989               2,454
                                                                       --------------------------   -----------------
           Prepaid expenses                                                               205,544             234,478
                                                                       --------------------------   -----------------
                     Total current assets                                                  32,049              35,495
Equipment                                                                                  22,773              22,985
            Machinery and equipment                                                        28,500              28,500
               Furniture and fixtures                                                      14,784              14,306
                                                                       --------------------------   -----------------
               Automobiles                                                                 98,106             101,286
               Office equipment                                                        (88,04384)            (89,883)
                                                                       --------------------------   -----------------

           Less accumulated depreciation                                                   10,063              11,403
                     Net equipment                                                          5,257               6,398
                                                                       --------------------------   -----------------
Other Assets:
           Refundable deposits                                                       $    220,864         $   252,279
                                                                       --------------------------   -----------------
                                                                       --------------------------   -----------------

                   Total assets

LIABILITIES AND STOCKHOLDER'S EQUITY
     Accounts payable                                                                  $   65,849          $   60,862
     Accrued royalties                                                                    160,428             156,155
     Accrued payroll and related tax liabilities                                           33,681              38,225
     Deferred revenue                                                                       7,181               8,765
     Current portion of long-term debt                                                     12,205              38,208
                                                                       --------------------------   -----------------
                     Total current liabilities                                            279,344             302,215
Long-term debt, net of current portion                                                     22,846              29,057
                                                                       --------------------------   -----------------
                     Total liabilities                                                    302,190             331,272
                                                                       --------------------------   -----------------
Stockholders' Equity:
     Common stock - no par value; authorized 2,500 shares;
           Issued and outstanding 100 shares                                                  700                 700
           Retained earnings (deficit)                                                   (82,026)            (79,693)
           Total stockholders? equity (deficit)                                          (81,326)            (78,993)
Total liabilities and stockholders' equity                                           $    220,864         $   252,279
                                                                       ==========================   =================

See accompanying notes





                              MS PRODUCTIONS, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                   For the Years Ended April 30, 1997 and 1996

-----------------------------------------------------------------------------



                                                                      1997            1996
                                                                      ----            ----

Net Sales                                                       $1,180,926    $   1,286,710
Cost of Sales                                                      378,096          406,198
                     Gross profit                                  802,830          880,512
                                                          ----------------  ---------------
Operating Expenses
           Selling                                                 379,495          481,347
           General and administrative                              420,316          488,986
           Interest                                                 10,208           14,072
                                                                    ------           ------
                               Total operating expenses            810,019          984,405
                                                          ----------------  ---------------
                     Operating loss                                (7,189)        (103,893)
                                                          ----------------  ---------------
Other Income:
           Net gain on disposal of assets                               --              112
           Interest income                                             305              593
           Miscellaneous income                                      5,351            5,000
                                                          ----------------  ---------------
                               Total other income                    5,656            5,705
                                                          ----------------  ---------------
                     Loss before income taxes                      (1,533)         (98,188)
           Provision for income taxes                                  800              800
                                                          ----------------  ---------------
                     Net loss                                      (2,333)         (98,988)
           Retained earnings (deficit), beginning of year         (79,693)           19,295
                                                          ----------------  ---------------

           Retained earnings (deficit), end of year          $    (82,026)   $     (79,693)
                                                          ================  ===============

           See accompanying notes






                              FMS PRODUCTIONS, INC.
                             STATEMENT OF CASH FLOWS
                   For the Years Ended April 30, 1997 and 1996

-----------------------------------------------------------------------------------------------------------




Cash Flows from Operating Activities:                                                           1997                1996
-------------------------------------                                                           ----                ----

           Net loss                                                                       $    (2,333)      $    (98,988)
           Adjustments  to  reconcile  net loss to net cash  provided  (used) by operating activities:
                     Depreciation and amortization                                              11,587             13,439
                     Gain on disposal of  assets                                                    --              (112)
                     Decrease (increase) in:
                               Accounts receivable                                              30,404             20,003
                               Other receivables                                                 1,620                 63
                               Inventories                                                     (5,834)             12,283
                               Production costs                                                (5,359)              (781)
                               Prepaid expenses and refundable deposits                            606             27,049
                     Increase (decrease) in:
                               Accounts payable                                                  4,987            (9,798)
                               Accrued royalties                                                 4,273             14,138
                               Accrued payroll and related taxes                               (4,544)            (2,665)
                               Deferred revenue                                                (1,584)                 --
                                                                                     -----------------   ----------------
                     Net cash provided (used) by operating activities                           33,823           (25,369)
                                                                                     -----------------   ----------------
Cash Flows from Investing Activities:
           Purchase of equipment                                                               (3,800)            (5,053)
                                                                                     -----------------   ----------------
                     Net cash used in investing activities                                     (3,800)            (5,053)
                                                                                     -----------------   ----------------
Cash Flows from Financing Activities:
           Repayments under line of credit                                                          --           (42,500)
           Principal payments on long-term borrowing                                          (32,214)           (28,946)
           Proceeds from long-term borrowing                                                        --             34,494
                                                                                     -----------------   ----------------
                     Net cash used in financing activities                                    (32,214)           (36,952)
                                                                                     -----------------   ----------------
Net decrease in cash
Cash at beginning of year                                                                      (2,191)           (67,374)
                                                                                                22,815             90,189
                                                                                     -----------------   ----------------

Cash at end of year                                                                         $   20,624           $ 22,815
                                                                                     -----------------   ----------------
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
           Interest                                                                            $10,208        $    14,072
           Income taxes                                                                            800                800



See accompanying notes

                              FMS PRODUCTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


Note 1 -     Nature of Business and Summary of Significant Accounting Policies

             A)    Nature of Business

                   FMS Productions, Inc., located in Carpinteria, California, is a nationwide distributor of educational films and videos. The Company grants credit to its customers including educational, correctional, and counseling institutions throughout the United States, many of which rely on governmental funding.

             B)    Restricted Cash

                   Restricted  cash  represents   amounts  received  from  third
                   parties for the production of films.

           C)      Inventories

                   Inventories are stated at the lower of cost (first in, first out) or market (net realizable value).

           D)      Equipment

                   Equipment is stated at cost with depreciation provided over the estimated useful lives utilizing the straight line and 150% declining balance methods.

                   The estimated useful lives of all of the assets range from five to seven years.

           E)      Production Costs

                   Production costs consist of negative costs, which are the costs the Company incurs to produce a film, and other production costs that the Company incurs to produce books and cassette tapes. Negative costs are amortized under the individual film-forecast- computation method. This method amortizes the film costs in relation to an estimate of the film's revenues over the sales life of the film. Other production costs are amortized in a similar manner. It is reasonably possible that those estimates of anticipated gross revenues will be reduced in the near term. As a result, the carrying amount of the capitalized production costs would be reduced.

           F)      Income Taxes

                   Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between methods of depreciating fixed assets, allowances for doubtful accounts, and reporting of lawsuit settlement expense for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences, which will be deductible when the assets are recovered. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

           G)      Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 -          Inventories

                  Amounts included in inventory are as follows:


                                      1997                     1996
                     ---------------------    ---------------------

Pre-production costs   $             1,836       $              677

Finished goods                      46,332                   41,657
                     ---------------------    ---------------------
                       $            48,168       $           42,334
                     =====================    =====================

Note 3 -          Notes Payable and long-term Debt

             The note payable represents a line of credit secured by accounts receivable, business assets, inventories and a trust deed on property owned by a stockholder under a general security agreement. The note was paid off on February 16, 1996. The company had available a $50,000 line of credit which expired August 15, 1996.

             At April 30, 1996 the Company was in violation of certain restrictive covenants of its loan agreement with the bank under its term loan. Therefore, the term loan is classified as current as of April 30, 1996.

             Long-term debt is summarized as follows:


                                                                                               1997                         1996
                                                                                  ------------------       ------------------------

Unsecured 9% note payable to a stockholder of the Company,
payments of principal and interest due in monthly installments
Of $532, note was due in full and paid by January 1, 1997.                                $                        $        4,612

Loan payable to bank in monthly principal                                            $         5,993               $       18,497
installments  of $1,042  plus  interest.  The  interest  rate is the Wall Street
Journal  prime rate plus 2%, which  equaled  10.5% and 11% at April  30,1997 and
1996,  respectively.  The loan is secured by all corporate  assets and a Company officer's home. the company officer is a guarantor.

Lawsuit  settlement,  payable  in  monthly  installments  of  $1,000,  including interest,  plus a final  payment  of  $3,000,  which  was paid in full  December
1,1996. Interest is imputed at 8% based on the Company's incremental borrowing rate.                               $         9,662

13.4% note payable to a stockholder of the Company in monthly principal and interest payments of $811.  Note is due in full on
February 25, 2001.  The note is secured by accounts receivable, inventories and  all other assets of the Company.  The loan is subordinate to the loan payable to the bank
Described above.                                                                              29,058                        34,494
                                                                                  ------------------       -------------------------

           Total long-term debt                                                               35,051                        67,265
Less current portion of long-term debt                                                        12,205                        38,208
                                                                                  ------------------       -------------------------
           Long-term debt, net of current portion                                     $       22,846                    $   29,057
                                                                                  ==================       =========================



Principal repayments are scheduled as follows for the years ending April 30:


 1998         $        12,205
 1999                   7,097
 2000                   8,106
 2001                   7,643
              $        35,051
        =====================

Note 4 -             Lease Commitments

             The Company leases its facilities and equipment under month to month operating lease arrangements. The total expense for the year ended April 30, 1997 and 1996 was $47,378 and $50,390, respectively.

Note 5 -             Income Taxes

             Temporary differences giving rise to the deferred tax assets consist primarily of the excess of depreciation for financial reporting purposes over the amount for tax purposes, allowances for accounts receivable reported differently for financial reporting and tax purposes, and lawsuit settlement expense accounted for differently for financial reporting and tax purposes.


The provision for income taxes consists of:

                                                       1997              1996
                                      ---------------------- -----------------

  Current tax expense -- state             $             800  $            800
                                      ---------------------- -----------------


The net deferred tax assets include the following components:


  Deferred tax assets:
            Federal                                              $        29,346    $       30,415
            State                                                         12,252            12,888

  Deferred tax asset valuation account:
            Federal                                                     (29,346)          (30,415)
            State                                                       (12,252)          (12,888)

                      Total deferred tax asset                   $             0     $           0
                                                          ======================  ================


  Valuation allowance, beginning of year                         $        43,303    $       23,808
  Increase (decrease) in allowance                                       (1,705)            19,495
                                                          ----------------------  ----------------

                      Valuation allowance, end of year           $        41,598    $       43,303
                                                          ======================  ================


             The Company has available at April 30, 1997 an unused operating loss carryforward of approximately $206,000 which may be applied against future federal taxable income; and approximately $142,000 which may be applied against future state taxable income. These operating loss carryforwards expire in the years ending April 30, 2011 and 2001, respectively.

Note 6 -             Depreciation and Amortization Expense

           Included in the financial statements for the years ending April 30 are:


                                              1997                      1996
                                  -----------------       ------------------
Depreciation expense                  $       5,140             $      5,380
Amortization of production costs              6,447                    8,059
                                      $      11,587             $     13,439
                                  =================       ==================

Note 7 -             Related Party Transactions

             The Company purchased consulting services from a 20% shareholder. For the year ending April 30, 1996, the Company paid this shareholder $10,8000. There were no amounts paid to this shareholder during the year ending April 30, 1997. Amounts due to this shareholder and included in trade payables totaled $1,350 as of April 30, 1997 and 1996.

             Also included in trade payables are amounts due to shareholders and employees for unreimbursed expenses totaling $13,813 as of April 30, 1997.

Note 8 -     Employment Contract

             The Company has entered into an employment contract with its president through June 30, 1999 that provides for a minimum annual salary of $65,000 plus a bonus based on the Company?s attainment of specified levels of sales and earnings. In addition, if the president is terminated for other than cause as specified in the terms of the contract, the president will be paid severance in an amount equal to his base salary payable from the date of the event causing the termination through the expiration date of the agreement plus two times his bonus for the immediately preceding year. In no event will the amount of severance payable be less than his base salary for the twelve month period immediately preceding the date of such termination plus two times his bonus for the immediately preceding fiscal year, if any such termination is made with in the final twelve months of the term of the employment contract.

Note 9 -     Subsequent Event

             The Company received a letter of intent form a potential buyer who would acquire all of the outstanding stock of the Company, subject to certain conditions, in exchange for the issuance of the purchasing company?s common stock to the shareholders of FMS Productions, Inc. the Company?s shareholders have accepted this offer. After closing, the Company would be a wholly owned subsidiary of the purchasing company.

Note 10 -    Going Concern

             The Company experienced significant declines in sales during the years ended April 30, 1997 and 1996. In addition, as of April 30, 1997 and 1996, total liabilities exceeded total assets. As mentioned in Note 9, the Company?s shareholders have accepted an offer to sell all of their outstanding stock. In addition, management has undertaken a cost reduction plan that has reduced monthly operating expenses. The success of the pending sale of the Company and management?s cost reduction plan, as well as increasing sales and the Company?s continued ability to obtain necessary short and long-term financing, will be critical factors in the Company?s ability to continue as a going concern.

                              FMS PRODUCTIONS, INC.
                       CONDENSED BALANCE SHEET (UNAUDITED)
                                October 31, 1997



                                         ASSETS

CURRENT ASSETS
     Cash.........................................................  $34,867
     Accounts receivable, less allowance for uncollectible
     accounts of
            $18,500...............................................   55,172
     Inventories..................................................   85,876
     Productions costs, net of amortization of $462,121...........   53,331
     Prepaid expenses.............................................    9,866
                                                                  ---------
            Total current assets..................................  239,112
FURNITURE AND EQUIPMENT, net......................................   11,175
REFUNDABLE SECURITY DEPOSIT.......................................    5,257
                                                                  ---------
                                                                   $255,544
                                                                  =========
LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable.............................................  $83,007
     Accrued royalties............................................  160,172
     Accrued payroll and related tax liabilities..................   16,579
     Deferred revenue.............................................    7,146
     Current portion of long-term debt............................    6,212
                                                                  ---------
            Total current liabilities.............................  273,116

LONG-TERM DEBT, net of current portion............................   19,333
                                                                  ---------
            Total liabilities.....................................  292,449
                                                                  ---------
COMMITMENTS & CONTINGENCIES
SHAREHOLDERS' DEFICIT:
     Common stock, no par value:
            Authorized 2,500 shares
            Issued and outstanding 100 shares.....................      700
     Accumulated deficit..........................................  (37,605)
                                                                  ---------
            Shareholders' deficit.................................  (36,905)
                                                                  ---------
                                                                   $255,544
                                                                  =========




   The accompanying notes are an integral part of this condensed balance sheet

                              FMS PRODUCTIONS, INC.
                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)
            for the Six Month Periods Ended October 31, 1997 and 1996




                                                       1997        1996
                                                   ---------   ---------

Net Sales                                           $698,195    $648,641
Cost of Sales                                        210,768     192,913
                                                   ---------   ---------
                        Gross profit                 487,427     455,728
                                                   ---------   ---------

Operating Expenses
            Selling                                  225,240     197,671
            General and administrative               216,405     212,884
            Interest                                   3,661       4,949
                                                   ---------   ---------
                        Total operating expenses     445,306     415,504
                                                   ---------   ---------
                        Operating income              42,121      40,224

Other Income                                           3,100           -
                                                   ---------   ---------
Income before provision for income taxes              45,221      40,224
            Provision for income taxes                   800         800
                                                   ---------   ---------
                        Net income                   $44,421     $39,424
                                                   =========   =========






                 The accompanying notes are an integral part of
                          these condensed statements.

                              FMS PRODUCTIONS, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
            For the Six Month Period Ended October 31, 1997 and 1996




                                                    1997           1996
                                            -------------    -----------
Net cash provided by operating activities         $27,596        $24,880
                                            -------------    -----------
Cash flows from investing activities --
     Purchases of equipment                       (3,847)        (3,362)
                                            -------------    -----------
Cash flows from financing activities --
     Principal payments on borrowings             (9,506)       (17,915)
                                            -------------    -----------
Net increase in cash                               14,243          3,603
Cash, beginning of period                          20,624         22,815
                                            -------------    -----------
Cash, end of period                               $34,867        $26,418
                                            =============    ===========


                 The accompanying notes are an integral part of
                          these condensed statements.

                              FMS PRODUCTIONS, INC.
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                                October 31, 1997


Note 1      Unaudited Information as of October 31, 1997

            The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principals for interim financial statements and the Securities and Exchange Commission's Rule 10-1, "Interim Financial Statements." Accordingly, these unaudited condensed financial statements do not include certain information and footnotes required by generally accepted accounting principles for complete financial statements. However, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normally recurring accruals) which, in the opinion of management, are necessary in order to present the financial statements fairly. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. These unaudited condensed financial statements should be read in conjunction with FMS Productions, Inc.'s audited financial statements and notes thereto included in the Form 8-K/A.

Note 2 -    Inventories

            Inventories primarily consist of finished goods and are stated at the lower of cost (first-in, first-out) or market (net realizable value).

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                FOR THE SIX MONTH PERIOD ENDING DECEMBER 31, 1997



                                                   Recovery
                                                   Network(5)          FMS  Adjustments    Consolidated
                                                   ----------          ---  -----------    ------------

REVENUES:

    Advertising................................      $55,671    $        -  $          -         $55,671
    Video and publication......................                    698,195             -         698,195
    Other......................................       20,000             -             -          20,000
      Total revenues...........................       75,671       698,195             -         773,866

OPERATING EXPENSES:
    Salaries and consulting....................      661,935       272,606     19,500(1)         954,041
    Marketing..................................      640,431        82,828             -         723,259
    General and administrative.................      528,557        83,111             -         611,668
    Programming................................      340,723             -             -         340,723
    Programming transmission...................      219,087             -             -         219,087
    Loss on investment in joint
      venture..................................      150,000             -             -         150,000
    Cost of book and publication
      sales....................................            -       210,768     30,000(2)         240,768
           Operating expenses..................    2,540,733       649,313        49,500       3,239,546
    Income (loss) from operations..............  (2,465,062)        48,882      (49,500)     (2,465,680)
INTEREST EXPENSE...............................    (765,267)       (3,661)      2,000(3)       (766,928)
INTEREST INCOME................................       77,172             -             -          77,172
    Income (loss) before provisions
      for income taxes.........................  (3,153,157)        45,221      (47,500)     (3,155,436)
PROVISION FOR STATE INCOME
    TAXES......................................            -         (800)             -           (800)
    Net income (loss).......................... $(3,153,157)      $ 44,421    $ (47,500)    $(3,156,236)
LOSS PER SHARE INFORMATION:
Loss per share and loss per share
    assuming dilution..........................   $   (0.85)                                     $(0.85)
Weighted average number of common
    and common equivalent shares
    outstanding................................    3,689,372                   44,000(4)       3,733,372

--------------------------

(1) Increase in officers'  salaries  based upon new employment  agreements.
(2) Amortization of FMS's television rights
(3) Reduction in interest expense due to retirement of note payable to FMS
    Shareholder.
(4) Increase in weighted average shares to acquire FMS as if consummated on July 1, 1997.
(5) Does not include Recovery Network's equity interest in FMS's net income for the period from December 11, 1997 to December 31, 1997.


                           THE RECOVERY NETWORK, INC.
                          (A development stage company)
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR THE YEAR ENDED JUNE 30, 1997


                                                    Recovery
                                                  Network (5)     FMS      Adjustments   Consolidated
                                                  -----------     ---      -----------   ------------


REVENUES:

    Advertising.............................     $   33,464              -     $    -    $    33,464
    Video and publication...................              -      1,180,926          -      1,180,926
      Total revenues........................         33,464      1,180,926          -      1,214,390

OPERATING EXPENSES:
    Salaries and consulting.................      1,175,362        511,690   39,000(1)     1,726,052
    Marketing...............................        468,017        137,463          -        605,480
    General and administrative..............        768,938        150,658          -        919,596
    Programming.............................        358,447              -          -        358,447
    Loss on investment in joint
      venture...............................        300,000              -          -        300,000
    Cost of book and publication
      sales.................................              -        378,096    60,000(2)      438,096
           Operating expenses...............      3,070,764      1,177,907    99,000       4,347,671
Income (Loss) from operations                   (3,037,300)         3,019    (99,000)    (3,133,281)
INTEREST EXPENSE............................      (778,552)        (9,903)     4,000(3)    (784,455)
OTHER INCOME................................              -          5,351          -          5,351
    Loss before provision for income
      taxes.................................    (3,815,852)        (1,533)    (95,000)   (3,912,385)
PROVISION FOR STATE INCOME
    TAXES...................................        (1,800)          (800)          -        (2,600)
    Net loss................................   $(3,817,652)    $   (2,333)    (95,000)  $(3,914,985)
LOSS PER SHARE INFORMATION:
    Loss per share and loss per share
      assuming dilution.....................   $(1.87)(5)                                    $(1.87)
    Weighted average number of
      Common and common
      Equivalent shares outstanding.........  2,044,339(5)                    44,000(4)    2,088,339

-------------------------

(1) Increase in officer's  salaries  based upon new employment  agreements.
(2) Amortization of FMS's television  rights.
(3) Reduction in interest expense due to  retirement  of note  payable to FMS
    Shareholder.
(4) Increase in weighted average shares to acquire FMS as if consummated on July 1, 1996.
(5) Number of common and common equivalents outstanding decreased by 460,548 shares when compared to the June 30, 1997 financial statements as the Securities and Exchange Commission Staff Accounting Bulletin No. 83 no longer applies after the issuance of the Statement of Financial Accounting
    Standards No. 128 "Earnings Per Share."



                                   SIGNATURES

            Pursuant to the requirement of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  March 2, 1998                                 THE RECOVERY NETWORK, INC.



                                                      By: /s/ William D. Moses
                                                          --------------------
                                                          William D. Moses
                                                          President and Chief
                                                          Executive Officer

                                  EXHIBIT INDEX


Exhibit                                                                     Page
  No.                                      Description                       No.
-------                                    -----------                      ----

*  2.1        Agreement and Plan of Merger dated as of December 10,
              1997 between and among the Company, Recovery Direct, FMS and each of John Frederick, P. Randall Frederick, Jan
              Smithers, Joe C. Wood, Jr., Sharon R. Irish and Charles S.
              Sapp

* 4.1 Form of Registration Rights Agreement dated December 10, 1997 between the Company and each of the Sellers.


----------------------
*  Previously filed.